UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 17, 2016

ASHFORD INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36400	46-5292553
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

    Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a) On May 17, 2016, Ashford Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). As of April 14, 2016, the record date for the Annual Meeting, there were 2,010,067 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 1,625,336 shares, or approximately 81% of the eligible voting shares, were represented either in person or by proxy.

At the Annual Meeting, the stockholders voted on the following items:

1. Proposal 1 - To elect four nominees to the Company’s Board of Directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. The following nominees were elected to the Company's Board of Directors, with the voting results for each nominee as shown:

			Broker
Name	For	Withheld	Non-votes
Darrell T. Hail	1,548,683	76,653	—
J. Robison Hays, III	1,598,092	27,244	—
John Mauldin	1,557,309	68,027	—
Gerald J. Riehsen, III	1,557,308	68,028	—

2. Proposal 2 - To ratify the appointment of BDO USA, LLP, a national public accounting firm, as the Company's independent auditors for the fiscal year ending December 31, 2016. This proposal was approved by the votes indicated below:

			Broker
For	Against	Abstain	Non-votes
1,622,834	281	2,221	—

3. Proposal 3 - To re-approve the material terms of the Company’s 2014 Incentive Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code. This proposal was approved by the votes indicated below:

			Broker
For	Against	Abstain	Non-votes
1,381,204	230,740	13,392	—

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2016

ASHFORD INC.
By: /s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel